As filed with the Securities and Exchange Commission on January 24, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Double-Take Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0230046
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
257 Turnpike Road, Suite 210
Southborough, Massachusetts 01772
(877) 335-5674
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dean Goodermote
President and Chief Executive Officer
Double-Take Software, Inc.
257 Turnpike Road, Suite 210
Southborough, Massachusetts 01772
(877) 335-5674
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Michael J. Silver
Hogan & Hartson LLP
111 South Calvert Street, 16th Floor
Baltimore, Maryland 21202
(410) 659-2700
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered (1)	Price Per Unit	Offering Price (2)	Registration Fee
Common Stock, par value $.001 per share	3,184,519	$14.99	$47,735,940	$1,876.03

(1)	Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminable number of shares of Common Stock that may be issued in connection with a stock split, stock dividend or similar event.

(2)	The proposed maximum offering price per share with respect to the 3,184,519 shares being registered pursuant to this Registration Statement is $14.99, estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(a) under the Securities Act, and, in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices of our common stock on the NASDAQ Global Market on January 22, 2008.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion, Dated January 24, 2008)
3,184,519 Shares
Common Stock

     This prospectus relates to the offer and sale, from time to time, of up to 3,184,519 shares of our common stock, par value $0.001 per share, held by the selling stockholders named on page 15 of this prospectus.
     We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We will bear all expenses of the offering of common stock, except that the selling stockholders will pay all transfer taxes and any underwriting discounts or commissions or equivalent expenses applicable to the sale of their shares.
     We are registering the offer and sale of these shares pursuant to a registration rights agreement with the selling stockholders. The shares offered under this prospectus are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders may sell the shares through ordinary brokerage transactions or through any other means described in the section titled “Plan of Distribution.” The registration of these common shares does not necessarily mean that any of the shares will be offered or sold by the selling stockholders.
     Our common stock is traded on the NASDAQ Global Market under the symbol “DBTK.” On January 23, 2008, the last reported sale price of our common stock was $14.76 per share.
     You should consider the risks that we refer to in “Risk Factors” on page 3 of this prospectus before investing in our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is      , 2008

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2

RISK FACTORS	3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	13

USE OF PROCEEDS	14

SELLING STOCKHOLDERS	14

PLAN OF DISTRIBUTION	16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	18

WHERE TO FIND ADDITIONAL INFORMATION	18

LEGAL MATTERS	19

EXPERTS	19

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, the selling stockholders referred to in this prospectus may from time to time sell up to 3,184,519 shares of our common stock in one or more offerings. Each time any selling stockholder sells shares of our common stock under the registration statement of which this prospectus is a part, the selling stockholder will provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where to Find Additional Information” before you decide whether to invest in our common stock.
     You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects might have changed.

PROSPECTUS SUMMARY
          This summary does not contain all of the information you should consider before investing in our common stock and you should read this entire prospectus, including the documents incorporated in this prospectus by reference, carefully before investing, especially the information discussed under “Risk Factors” beginning on page 3. As used in this prospectus, the terms “we,” “our,” “us,” or “Double-Take Software” refer to Double-Take Software, Inc. and its subsidiaries, taken as a whole, as well as any predecessor entities, unless the context otherwise indicates.
Double-Take Software, Inc.
          Double-Take Software develops, sells and supports affordable software that reduces downtime and protects data for business-critical systems. We believe that we are the leading supplier of replication software for Microsoft server environments and that our business is distinguished by our focus on software license and recurring maintenance sales, our productive distribution network and our efficient services infrastructure. Organizations of all sizes increasingly rely on application systems and stored electronic data to conduct business. Threats of business disruptions from events such as 9/11 and Hurricane Katrina and new regulations that have increased data protection requirements for businesses in many industries are causing more organizations to re-examine their data and server recovery strategies. Our software responds to these needs by continuously replicating changes made to application data on a primary operating server to a duplicate server located on- or off-site. Because the duplicate server can commence operating in place of the primary server at almost any time, our software facilitates rapid failover and application recovery in the event of a disaster or other service interruption. With our recent acquisition of Timespring Software Corporation and its TimeData product we can also recover data from almost any point in time from a repository located on- or off-site.
          Our principal executive offices are located at 257 Turnpike Road, Suite 210, Southborough, Massachusetts 01772, and our main telephone number at that address is (877) 335-5674. We maintain our general corporate website at www.doubletake.com. The contents of our website, however, are not a part of this prospectus.
Selling Stockholders
          Between November 2002 and October 2004, we issued shares of preferred stock in private placement transactions with institutional and other accredited investors, including the selling stockholders. The shares of preferred stock issued in these private placements and outstanding immediately prior to our initial public offering in December 2006 were automatically converted into shares of our common stock in connection with our initial public offering. In connection with our October 2004 private placement, we entered into an amended and restated registration rights agreement. Pursuant to the terms of the registration rights agreement, upon the request of the selling stockholders we filed a registration statement, of which this prospectus is a part, with the SEC in order to register the disposition of shares of our common stock held by the selling stockholders.

RISK FACTORS
          An investment in our stock involves a high degree of risk. You should carefully consider the following risks and all of the other information set forth or incorporated by reference in this prospectus before deciding to invest in shares of our common stock. If any of the events or developments described below occur, our business, financial condition or results of operations could be negatively affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment in our common stock. Please see “Special Note Regarding Forward-Looking Statements” and “Incorporation of Certain Information by Reference.”
Risks Related to Our Business
     Intense competition in our industry may hinder our ability to generate revenue and may adversely affect our margins.
          The market for our software is intensely competitive. Our primary competitors include EMC Corporation (Legato), Neverfail Group, Ltd., Symantec Corporation (Veritas) and CA, Inc. (XOsoft Inc.). Some of these companies and many of our other current and potential competitors have longer operating histories and substantially greater financial, technical, sales, marketing and other resources than we do, as well as larger installed customer bases and greater name recognition. Our competitors may be able to devote greater resources to the development, marketing, distribution, sale and support of their products than we can and some may have the ability to bundle their data replication offerings with their other products. The extensive relationships that these competitors have with existing customers may make it increasingly difficult for us to increase our market share. The resources of these competitors also may enable them to respond more rapidly to new or emerging technologies and changes in customer requirements and to reduce prices to win new customers.
          As this market continues to develop, a number of other companies with greater resources than ours, including Microsoft and VMware, could attempt to enter the market or increase their presence by acquiring or forming strategic alliances with our competitors or business partners or by introducing their own competing products. And as our market grows new or existing smaller competitors could emerge as significant competitive threats.
          Our success will depend on our ability to adapt to these competitive forces, to develop more advanced products more rapidly and less expensively than our competitors, to continue to develop a global sales and support network, and to educate potential customers about the benefits of using our software rather than our competitors’ products. Existing or new competitors could introduce products with superior features, scalability and functionality at lower prices. This could dramatically affect our ability to sell our software. In addition, some of our customers and potential customers may buy other software, other competing products and related services from our competitors, and to the extent that they prefer to consolidate their software purchasing from fewer vendors, they may choose not to continue to purchase our software and support services.
          We expect additional competition from other established and emerging companies. Increased competition could result in reduced revenue, price reductions, reduced gross margins and loss of market share, any of which would harm our results of operations.
     Because a large majority of our sales are made to or through distributors, value-added resellers and original equipment manufacturers, none of which have any obligation to sell our software applications, the failure of this distribution network to sell our software effectively could materially adversely affect our revenue and results of operations.
          We rely on distributors, value-added resellers and original equipment manufacturers, or OEMs, together with our inside and field-based direct sales force, to sell our products. These distributors, resellers and OEMs sell our software applications and, in some cases, incorporate our software into systems that they sell. We expect that these arrangements will continue to generate a large majority of our total revenue. Sales to or through our distributors, resellers and OEMs accounted for approximately 93% of our total revenue for the year ended December 31, 2005 and 94% for the year ended December 31, 2006. Sales to or through our top five distributors, resellers and OEMs accounted for approximately 63% of our total revenue for 2005 and 47% of our total revenue for 2006.

          We have limited control over the amount of software that these businesses purchase from us or sell on our behalf, we do not have long term contracts with any of them, and they have limited obligations to recommend, offer or sell our software applications. Thus there is no guarantee that this source of revenue will continue at the same level as it has in the past. Any material decrease in the volume of sales generated by our larger distributors, resellers and OEMs could materially adversely affect our revenue and results of operations in future periods.
     We depend on growth in the storage replication market, and lack of growth or contraction in this market could materially adversely affect our sales and financial condition.
          Demand for data replication software is driven by several factors, including an increased focus on protecting business-critical applications, government and industry regulations requiring data protection and recovery, a heightened awareness of the potential for natural and man-made disasters and the growth in stored data from the increased use of automated systems. Segments of the computer and software industry have in the past experienced significant economic downturns and decreases in demand as a result of changing market factors. A change in the market factors that are driving demand for data replication software could adversely affect our sales, profitability and financial condition.
     Our current products are designed for the Microsoft, VMware, and Linux server environments, which expose us to risks if Microsoft, VMware or Linux products are not compatible with our software or if Microsoft, VMware or other open source vendors choose to compete more substantially with us in the future.
          We currently depend primarily on customers that deploy Microsoft products within their organizations. Microsoft could make changes to its software that render our software incompatible or less effective. Furthermore, Microsoft may choose to focus increased resources on applications that compete with our applications, including competing applications that Microsoft bundles with its operating platform. These actions could materially adversely affect our ability to generate revenue and maintain acceptable profit margins. We have less dependence on VMware and Linux deployments, but similar VMware and open source vendor’s actions could also materially adversely affect our ability to generate revenue and maintain acceptable profit margins.
     Because we generate substantially all of our revenue from sales of our Double-Take software and related services, a decline in demand for our Double-Take software could materially adversely affect our revenue, profitability and financial condition.
          We derive nearly all of our software revenue from our Double-Take software, which generated approximately 97% of our total revenue for the years ended December 31, 2005 and December 31, 2006. In addition, we derive substantially all of our maintenance and professional services revenue from associated maintenance and customer support of these applications. As a result, we are particularly vulnerable to fluctuations in demand for these software applications, whether as a result of competition, product obsolescence, technological change, budgetary constraints of our customers or other factors. If demand for any of these software applications declines significantly, our revenue, profitability and financial condition would be adversely affected.
     We may not be able to respond to technological changes with new software applications, which could materially adversely affect our sales and profitability.
          The markets for our software applications are characterized by rapid technological changes, changing customer needs, frequent introduction of new software applications and evolving industry standards. The introduction of software applications that embody new technologies or the emergence of new industry standards could make our software applications obsolete or otherwise unmarketable. As a result, we may not be able to accurately predict the lifecycle of our software applications, which may become obsolete before we receive any revenue or the amount of revenue that we anticipate from them. If any of the foregoing events were to occur, our ability to retain or increase market share in the storage replication market could be materially adversely affected.

          To be successful, we need to anticipate, develop and introduce new software applications on a timely and cost-effective basis that keep pace with technological developments and emerging industry standards and that address the increasingly sophisticated needs of our customers and their budgets. We may fail to develop or sell software applications that respond to technological changes or evolving industry standards, experience difficulties that could delay or prevent the successful development, introduction or sale of these applications or fail to develop applications that adequately meet the requirements of the marketplace or achieve market acceptance. Our failure to develop and market such applications and services on a timely basis, or at all, could materially adversely affect our sales and profitability.
     Our failure to offer high quality customer support services could harm our reputation and could materially adversely affect our sales of software applications and results of operations.
          Our customers depend on us, and, to some extent, our distribution partners, to resolve implementation, technical or other issues relating to our software. A high level of service is critical for the successful marketing and sale of our software. If we or our distribution partners do not succeed in helping our customers quickly resolve post-deployment issues, our reputation could be harmed and our ability to make new sales or increase sales to existing customers could be damaged.
     Defects or errors in our software could adversely affect our reputation, result in significant costs to us and impair our ability to sell our software.
          If our software is determined to contain defects or errors our reputation could be materially adversely affected, which could result in significant costs to us and impair our ability to sell our software in the future. The costs we would incur to correct product defects or errors may be substantial and would adversely affect our operating results. After the release of our software, defects or errors have been identified from time to time by our internal team and by our clients. Such defects or errors may occur in the future. Any defects that cause interruptions to the data recovery functions of our applications, or that cause other applications on the operating system to malfunction or fail, could result in:
•	lost or delayed market acceptance and sales of our software;

•	loss of clients;

•	product liability suits against us;

•	diversion of development resources;

•	injury to our reputation; and

•	increased maintenance and warranty costs.
     We may fail to realize the anticipated benefits of our acquisitions of Sunbelt System Software S.A.S. and TimeSpring Software Corporation.
          Our future success will depend in significant part on our ability to realize the operating efficiencies, new revenue opportunities and cost savings we expect to result from the integration of Sunbelt System Software S.A.S., which is now known as Double-Take Software S.A.S., or Double-Take EMEA, as well as our latest acquisition, TimeSpring Software Corporation. Our operating results and financial condition may be adversely affected if we are unable to integrate successfully the operations of Double-Take EMEA or TimeSpring, or incur unforeseen costs and expenses or experience unexpected operating difficulties that offset anticipated cost savings. In particular, the integration may involve, among other items, integration of sales, marketing, billing, accounting, management, personnel, payroll, network infrastructure and other systems and operating hardware and software, some of which may be incompatible with our existing systems and therefore may need to be replaced. The integration may place significant strain on our management, financial and other resources.

     We may not receive significant revenue from our research and development efforts for several years, if at all.
          We have made a significant investment in developing and improving our software. Our research and development expenditures were $8.7 million, or approximately 29% of our total revenue, for 2004, $9.7 million, or approximately 24% of our total revenue, for 2005 and $10.7 million, or approximately 18% of our total revenue, for 2006. We believe that we must continue to dedicate a significant amount of our resources to our research and development efforts to maintain our competitive position, and we plan to do so. However, we may not receive significant revenue from these investments for several years following each investment, if ever.
     The loss of key personnel or the failure to attract and retain highly qualified personnel could adversely affect our business.
          Our future performance depends on the continued service of our key technical, sales, services and management personnel. We rely on our executive officers and senior management to execute our existing business plans and to identify and pursue new opportunities. The loss of key employees could result in significant disruptions to our business, and the integration of replacement personnel could be time consuming, cause additional disruptions to our business and be unsuccessful. We do not carry key person life insurance covering any of our employees.
          Our future success also depends on our continued ability to attract and retain highly qualified technical, services and management personnel. Competition for such personnel is intense, and we may fail to retain our key technical, services and management employees or attract or retain other highly qualified technical, services and management personnel in the future. Conversely, if we fail to manage employee performance or reduce staffing levels when required by market conditions, our personnel costs would be excessive and our business and profitability could be adversely affected.
     We will not be able to maintain our sales growth if we do not retain or attract and train qualified sales personnel.
          A portion of our revenue is generated by our direct sales force, and our future success will depend in part upon its continued productivity and expansion. To the extent we experience attrition in our direct sales force, we will need to hire replacements. We face intense competition for sales personnel in the software industry, and we may not be successful in retaining, hiring or training our sales personnel in accordance with our plans. If we fail to retain the experienced members of our sales force, or maintain and expand our sales force as needed, our future sales and profitability could be adversely affected.
     Changes in the regulatory environment and general economic condition and other factors in countries in which we have international sales and operations could adversely affect our operations.
          We derived approximately 24% of our revenue from sales outside the United States in 2005 and approximately 29% of our revenue from sales outside the United States in 2006. We anticipate that our acquisition of Double-Take EMEA in May 2006 will significantly increase the percentage of our revenue generated from sales outside the United States in future periods. Our international operations are subject to risks related to the differing legal, political, social and regulatory requirements and economic conditions of many countries, including:
•	difficulties in staffing and managing our international operations;

•	costs and delays in downsizing non-United States workforces, if necessary, as a result of applicable non-United States employment and other laws;

•	the adoption or imposition by foreign countries of additional withholding taxes, other taxes on our income, or tariffs or other restrictions on foreign trade or investment, including currency exchange controls;

•	general economic conditions in the countries in which we operate could adversely affect our earnings from operations in those countries;

•	imposition of, or unexpected adverse changes in, foreign laws or regulatory requirements may occur, including those pertaining to export duties and quota, trade and employment restrictions;

•	longer payment cycles for sales in foreign countries and difficulties in collecting accounts receivables;

•	competition from local suppliers; and

•	political unrest, war or acts of terrorism.
Each of the foregoing risks could reduce our revenue or increase our expenses.
     We are exposed to domestic and foreign currency fluctuations that could harm our reported revenue and results of operations.
          Historically, our international sales were generally denominated in the United States dollar. As a result of our acquisition of Double-Take EMEA, we now have international sales that are denominated in foreign currencies, and this revenue could be materially affected by currency exchange rate fluctuations. Our primary exposures are to fluctuations in exchange rates for the United States dollar versus the Euro and, to a lesser extent, the British Pound. Changes in currency exchange rates could adversely affect our reported revenue and could require us to reduce our prices to remain competitive in foreign markets, which could also materially adversely affect our results of operations. We have not historically hedged exposure to changes in foreign currency exchange rates and, as a result, we could incur unanticipated gains or losses.
     Protection of our intellectual property is limited, and any misuse of our intellectual property by others could materially adversely affect our sales and results of operations.
          Proprietary technology in our software is important to our success. To protect our proprietary rights, we rely on a combination of patents, copyrights, trademarks, trade secrets, confidentiality procedures and contractual provisions. While we own two issued patents, we have not emphasized patents as a source of significant competitive advantage and have also sought to protect our proprietary technology under laws affording protection for trade secrets, copyright and trademark protection of our software, products and developments where available and appropriate. In addition, our issued patents may not provide us with any competitive advantages or may be challenged by third parties, and the patents of others may seriously impede our ability to conduct our business. Further, any patents issued to us may not be timely or broad enough to protect our proprietary rights.
          We also have five registered trademarks in the U.S., including the Double-Take mark. Although we attempt to monitor use of and take steps to prevent third parties from using our trademarks without permission, policing the unauthorized use of our trademarks is difficult. If we fail to take steps to enforce our trademark rights, our competitive position and brand recognition may be diminished.
          We protect our software, trade secrets and proprietary information, in part, by requiring all of our employees to enter into agreements providing for the maintenance of confidentiality and the assignment of rights to inventions made by them while employed by us. We also enter into non-disclosure agreements with our consultants to protect our confidential and proprietary information. There can be no assurance that our confidentiality agreements with our employees, consultants and other third parties will not be breached, that we will be able to effectively enforce these agreements, have adequate remedies for any breach, or that our trade secrets and other proprietary information will not be disclosed or otherwise be protected. Furthermore, there also can be no assurance that others will not independently develop technologies that are similar or superior to our technology or reverse engineer our products.
          Protection of trade secret and other intellectual property rights in the markets in which we operate and compete is highly uncertain and may involve complex legal and scientific questions. The laws of countries in which we operate may afford little or no protection to our trade secrets and other intellectual property rights. Policing unauthorized use of our trade secret technologies and proving misappropriation of our technologies is particularly difficult, and we expect software piracy to continue to be a persistent problem. Piracy of our products represents a loss of revenue to us. Furthermore, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may adversely affect our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our confidential information and trade secret protection. If we are unable to protect our proprietary rights or if third-parties independently develop or gain access to our or similar technologies, our competitive position and revenue could suffer.

     Claims that we misuse the intellectual property of others could subject us to significant liability and disrupt our business, which could materially adversely affect our results of operations and financial condition.
          Because of the nature of our business, we may become subject to material claims of infringement by competitors and other third-parties with respect to current or future software applications, trademarks or other proprietary rights. Our competitors, some of which may have substantially greater resources than us and have made significant investments in competing technologies or products, may have, or seek to apply for and obtain, patents that will prevent, limit or interfere with our ability to make, use and sell our current and future products, and we may not be successful in defending allegations of infringement of these patents. Further, we may not be aware of all of the patents and other intellectual property rights owned by third-parties that may be potentially adverse to our interests. We may need to resort to litigation to enforce our proprietary rights or to determine the scope and validity of a third party’s patents or other proprietary rights, including whether any of our products or processes infringe the patents or other proprietary rights of third-parties. The outcome of any such proceedings is uncertain and, if unfavorable, could significantly harm our business. If we do not prevail in this type of litigation, we may be required to:
•	pay damages, including actual monetary damages, royalties, lost profits or other damages and third-party’s attorneys’ fees, which may be substantial;

•	expend significant time and resources to modify or redesign the affected products or procedures so that they do not infringe a third-party’s patents or other intellectual property rights; further, there can be no assurance that we will be successful in modifying or redesigning the affected products or procedures;

•	obtain a license in order to continue manufacturing or marketing the affected products or processes, and pay license fees and royalties; if we are able to obtain such a license, it may be non-exclusive, giving our competitors access to the same intellectual property, or the patent owner may require that we grant a cross-license to part of our proprietary technologies; or

•	stop the development, manufacture, use, marketing or sale of the affected products through a court-ordered sanction called an injunction, if a license is not available on acceptable terms, or not available at all, or our attempts to redesign the affected products are unsuccessful.
          Any of these events could adversely affect our business strategy and the value of our business. In addition, the defense and prosecution of intellectual property suits, interferences, oppositions and related legal and administrative proceedings in the United States and elsewhere, even if resolved in our favor, could be expensive, time consuming, generate negative publicity and could divert financial and managerial resources.
          In December 2005, we agreed to terms for settlement of a legal proceeding with a provider of information storage systems that involved claims regarding some of the intellectual property components of our software. Pursuant to a settlement agreement, we paid $3.8 million in January 2006 and agreed to pay, or make purchase of their products for our use or for resale in amounts equal to, $500,000 in each of January 2007, 2008, 2009 and 2010. For January 2007, we purchased products to fulfill this agreement in December of 2006. We expect that software developers will increasingly be subject to infringement claims as the number of software applications and competitors in our industry segment grows and the functionality of software applications in different industry segments overlaps. Thus, we could be subject to additional patent infringement claims in the future. There can be no assurance that the claims that may arise in the future can be amicably disposed of, and it is possible that litigation could ensue.
          Intellectual property litigation can be complex, costly and protracted. As a result, any intellectual property litigation to which we are subject could disrupt our business operations, require us to incur substantial costs and subject us to significant liabilities, each of which could severely harm our business.

          Plaintiffs in intellectual property cases often seek injunctive relief. Any intellectual property litigation commenced against us could force us to take actions that could be harmful to our business, including the following:
•	stop selling our products or using the technology that contains the allegedly

•	infringing intellectual property;

•	attempt to obtain a license to use the relevant intellectual property, which may not be available on reasonable terms or at all; and

•	attempt to redesign the products that allegedly infringed upon the intellectual property.
          If we are forced to take any of the foregoing actions, our business, financial position and operating results could be harmed. We may not be able to develop, license or acquire non-infringing technology under reasonable terms, if at all. These developments would result in an inability to compete for customers and would adversely affect our ability to increase our revenue. The measure of damages in intellectual property litigation can be complex, and is often subjective or uncertain. If we were to be found liable for the infringement of a third party’s proprietary rights, the amount of damages we might have to pay could be substantial and would be difficult to predict.
     We may engage in future acquisitions or investments that present many risks, and we may not realize the anticipated financial and strategic goals for any of these transactions.
          We do not have significant experience acquiring companies. Since our inception, our only acquisitions have been the acquisitions of Double-Take EMEA and TimeSpring Software Corporation. We may acquire or make investments in additional companies. Acquisitions and investments involve a number of difficulties that present risks to our business, including the following:
•	we may be unable to achieve the anticipated benefits from the acquisition or investment;

•	we may have difficulty integrating the operations and personnel of the acquired business, and may have difficulty retaining the key personnel of the acquired business;

•	we may have difficulty incorporating the acquired technologies or products with our existing software and technology;

•	our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically and culturally diverse locations;

•	we may have difficulty maintaining uniform standards, controls, procedures and policies across locations; and

•	we may experience significant problems or liabilities associated with product quality, technology and legal contingencies.
          These factors could materially adversely affect our business, results of operations and financial condition or cash flow, particularly in the case of a larger acquisition or multiple acquisitions in a short period of time. From time to time, we may enter into negotiations for acquisitions or investments that are not ultimately consummated. These negotiations could result in significant diversion of management time, as well as expense.
          The consideration paid for an investment or acquisition may also affect our financial results. If we were to proceed with one or more significant acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash, including proceeds of our initial public offering and this offering. To the extent we issue shares of our capital stock or other rights to purchase shares of our capital stock as consideration for the acquisitions, including options or other rights, our existing stockholders may be diluted, and our earnings per share may decrease. In addition, acquisitions may result in the incurrence of debt, write-offs and restructuring charges. They may also result in goodwill and other intangible assets that are subject to an impairment test, which could result in future impairment charges.

     We cannot predict our future capital needs and we may be unable to obtain additional financing to fund acquisitions, which could materially adversely affect our business, results of operations and financial condition.
          We may need to raise additional funds in the future in order to acquire complementary businesses, technologies, products or services. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest, and the newly-issued securities may have rights senior to those of the holders of our common stock. If we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility, and would also require us to fund additional interest expense. If additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully develop or enhance our software and services through acquisitions in order to take advantage of business opportunities or respond to competitive pressures, which could materially adversely affect our software and services offerings, revenue, results of operations and financial condition. We have no current plans, nor are we currently considering any proposals or arrangements, written or otherwise, to acquire a material business, technology, product or service.
     We have not generated net profits for any year since our inception and we may be unable to achieve or sustain profitability in the future.
          We generated net losses of $15.3 million for 2004, $11.8 million for 2005 and $0.6 million for 2006. We may be unable to achieve or sustain profitability in future periods. We intend to continue to expend significant funds in developing our software offerings and for general corporate purposes, including marketing, services and sales operations, hiring additional personnel, upgrading our infrastructure, and regulatory compliance obligations in connection with being a public reporting company. We expect that associated expenses will precede any revenue generated by the increased spending. If we experience a downturn in our business, we may incur or continue to incur losses and negative cash flows from operations, which could materially adversely affect our results of operations and capitalization.
     We are incurring significant costs as a result of operating as a public company that we have not previously incurred, and our management and key employees are required to devote substantial time to compliance initiatives.
          We have operated as a public company only since December 14, 2006. As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and NASDAQ, impose various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel are devoting substantial amounts of time to these new compliance initiatives. Moreover, these rules and regulations have significantly increased our legal and financial compliance costs and have made some activities more time-consuming and costly. In addition, we have and will continue to incur additional costs associated with our public company reporting requirements. We will incur significant costs to remediate any material weaknesses we identify through these efforts. These rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance. We currently are evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. If our profitability is adversely affected because of these additional costs, it could have a negative effect on the trading price of our common stock.
Risks Related to Our Common Stock
     We may experience a decline in revenue or volatility in our operating results, which may adversely affect the market price of our common stock.
          We cannot predict our future revenue with certainty because of many factors outside of our control. A significant revenue or profit decline, lowered forecasts or volatility in our operating results could cause the market price of our common stock to decline substantially. Factors that could affect our revenue and operating results include the following:
•	the possibility that our customers may cancel, defer or limit purchases as a result of reduced information technology budgets;

•	the possibility that our customers may defer purchases of our software applications in anticipation of new software applications or updates from us or our competitors;

•	the ability of our distributors, value-added resellers and OEMs to meet their sales objectives;

•	market acceptance of our new applications and enhancements;

•	our ability to control expenses;

•	changes in our pricing and distribution terms or those of our competitors;

•	the demands on our management, sales force and services infrastructure as a

•	result of the introduction of new software applications or updates; and

•	the possibility that our business will be adversely affected as a result of the threat of terrorism or military actions taken by the United States or its allies.
          Our expense levels are relatively fixed and are based, in part, on our expectations of our future revenue. If revenue levels fall below our expectations, our net income would decrease because only a small portion of our expenses varies with our revenue. Therefore, any significant decline in revenue for any period could have an immediate adverse impact on our results of operations for the period. We believe that period-to-period comparisons of our results of operations should not be relied upon as an indication of future performance. In addition, our results of operations could be below expectations of public market analysts and investors in future periods, which would likely cause the market price of our common stock to decline.
     If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our stock, the price of our stock could decline.
          The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. If one or more of the analysts covering us downgrade their evaluations of our stock, the price of our stock could decline. If one or more of these analysts cease coverage of our company, we could lose visibility in the market for our stock, which in turn could cause our stock price to decline.
     Sales of outstanding shares of our common stock into the market pursuant to this prospectus or in the future could cause the market price of our common stock to drop significantly, even if our business is doing well.
          As of January 22, 2008, the number of shares of our common stock outstanding was 21,926,988 shares. The sale of the shares of our common stock to which this prospectus relates or sales of stock by other holders who acquired shares prior to our initial public offering could result in a substantial amount of previously unregistered shares of our common stock being sold, which could cause the trading price of our common stock to decline. The market price of our common stock could also decline as a result of sales of a large number of shares of our common stock in the market after this offering or the perception that these sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.
     Some of our stockholders may exert significant influence over us.
          Two general partners of ABS Capital Partners currently serve on our board of directors. The selling stockholders, which are affiliates of ABS Capital Partners, currently own in the aggregate shares representing approximately 14.9% of our outstanding common stock, but may reduce, or liquidate entirely, their holdings as a result of this offering. If the selling stockholders sell only a portion or none of their shares in this offering, these stockholders will be able to continue to exert significant influence over all matters presented to our stockholders for approval, including election and removal of our directors and change of control transactions. The interests of these stockholders may not coincide with the interests of the other holders of our common stock with respect to our operations or strategy.

     We do not anticipate paying any dividends on our common stock.
          We do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we do not pay cash dividends, you could only receive a return on your investment in our common stock if the market price of our common stock increases before you sell your shares. In addition, the terms of our loan and security agreement restrict our ability to pay dividends.
     Provisions in our organizational documents and in the Delaware General Corporation Law may prevent takeover attempts that could be beneficial to our stockholders.
          Provisions in our charter and bylaws and in the Delaware General Corporation Law may make it difficult and expensive for a third party to pursue a takeover attempt we oppose even if a change in control of our company would be beneficial to the interests of our stockholders. Our board of directors has the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the powers, preferences and rights of each series without stockholder approval. The ability to issue preferred stock could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of our company, or otherwise could adversely affect the market price of our common stock. Further, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. This section generally prohibits us from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of our voting stock, or with their affiliates, unless our directors or stockholders approve the business combination in the prescribed manner. However, because funds affiliated with ABS Capital Partners acquired their shares prior to our initial public offering, Section 203 is currently inapplicable to any business combination or transaction with it or its affiliates.
     A research report published by a firm initially named as an underwriter for our secondary offering, but that did not ultimately participate as an underwriter, might have been issued in violation of the Securities Act.
          On July 25, 2007, prior to effectiveness of our registration statement on Form S-1 (file No. 333-144746) that was filed in connection with our August 2007 secondary offering, a firm that had initially been named as an underwriter for the offering published a research report about us. We were not involved in the preparation or distribution of the research report, we did not consent to its publication and we had no knowledge of it prior to its publication. After we learned of the publication we informed the firm that it would not participate as an underwriter in the offering.
          The research report may have been issued in violation of the Securities Act and its restrictions on written offers prior to the effectiveness of a registration statement. We, the selling stockholders and the underwriters that participated in the offering disclaim all responsibility for the contents of the research report. You should not place any reliance on the contents of the research report in evaluating whether or not to invest in our common stock.
          We do not believe that the publication of the research report constitutes a violation by us of the Securities Act. However, if a court were to conclude that publication of the research report constituted a violation by us of the Securities Act, the recipients of the research report, if any, who purchased shares of our common stock in the offering might have the right, under certain circumstances and for a limited period of time, to obtain recovery of the consideration they paid for the shares. We cannot currently quantify any potential liability related to such right because it would depend upon the number of shares purchased by the recipients of the research report and the public offering price of our common stock. We do not believe that we will be subject to any material liability as a result of the publication of the research report. If any claim of liability on our part is asserted, we intend to contest the matter vigorously.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          Statements contained or incorporated by reference in this prospectus that are not historical facts may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made.
          We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will,” or “may,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements contained or incorporated by reference in this prospectus include statements about:
•	competition and competitive factors in the markets in which we operate;

•	demand for replication software;

•	the advantages of our technology as compared to others;

•	changes in customer preferences and our ability to adapt our product and services offerings;

•	our ability to obtain and maintain distribution partners and the terms of these arrangements;

•	our ability to develop and maintain positive relationships with our customers;

•	our ability to maintain and establish intellectual property rights;

•	our ability to retain and hire necessary employees and appropriately staff our development, marketing, sales and distribution efforts;

•	our cash needs and expectations regarding cash flow from operations;

•	our ability to manage and grow our business and execution of our business strategy; and

•	our financial performance.
          The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us at the time they were made. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition and results of operations may vary materially from those expressed in our forward-looking statements. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss in Item 1A. Risk Factors and Item 1. Business in our Annual Report on Form 10-K for the year ended December 31, 2006, which we incorporate by reference in this prospectus, and elsewhere in this prospectus and the documents that we incorporate by reference. You should read these factors and the other cautionary statements made, or incorporated by reference, in this prospectus as being applicable to all related forward-looking statements wherever they appear, or are incorporated by reference, in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
          We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.
          The selling stockholders will pay all transfer taxes and any underwriting discounts or commissions or equivalent expenses applicable to the sale of their shares. We will bear all costs, fees and expenses incurred in effecting the registration of shares covered by this prospectus. These may include, without limitation, all registration and filing fees, NASDAQ listing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses.
SELLING STOCKHOLDERS
          Between November 2002 and October 2004, we issued shares of preferred stock in private placement transactions with institutional and other accredited investors, including the selling stockholders. The shares of preferred stock issued in these private placements and outstanding immediately prior to our initial public offering in December 2006 were automatically converted into shares of our common stock in connection with our initial public offering. In connection with our October 2004 private placement, we entered into an amended and restated registration rights agreement. Pursuant to the terms of the registration rights agreement, upon the request of the selling stockholders we filed a registration statement, of which this prospectus is a part, with the SEC in order to register the disposition of shares of our common stock held by the selling stockholders.
          The following table sets forth the following information with respect to each selling stockholder: (i) the name of the selling stockholder; (ii) the number of shares of our common stock beneficially owned by the selling stockholder before this offering; (iii) the maximum number of shares of our common stock the selling stockholder is offering; and (iv) the number of shares of our common stock, and the percentage of our total outstanding stock (if greater than 1%), that the selling stockholder will beneficially own after the selling stockholder sells all of the shares it is offering. Except as set forth in footnotes to the table below, none of the selling stockholders has had a material relationship with us. We do not know how long the selling stockholders will hold the shares before selling them and we currently have no agreements, arrangements or understandings with any of the selling stockholders regarding the sale of any of these shares.

          The information is based on information provided by the selling stockholders to us and is as of the date of this prospectus. The selling stockholders may offer all, some or none of the shares. Because the selling stockholders may offer all or some portion of the shares, we cannot estimate the number of shares that will be held by the selling stockholders upon termination of any of these sales. The number of shares in the column “Number of Shares Beneficially Owned After Offering” assumes that the selling stockholder sells all of the shares covered by this prospectus. In addition, since the date on which they provided information regarding their beneficial ownership of our common stock, the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act.

				Percentage of
	Shares Beneficially	Maximum Number of	Number of Shares	Shares Beneficially
Name of Selling	Owned Before	Shares That May Be	Beneficially Owned	Owned After
Stockholder	Offering	Sold in Offering	After Offering	Offering

ABS Capital Partners IV, L.P. (1)	2,817,974	2,817,974	0	0
ABS Capital Partners IV-A, L.P. (1)	94,348	94,348	0	0
ABS Capital Partners IV-Offshore, L.P. (1)	161,847	161,847	0	0
ABS Capital Partners IV-Special Offshore, L.P. (1)	110,350	110,350	0	0

(1)	Ashoke Goswami and Laura L. Witt, both of whom are members of our board of directors, are managing members of ABS Partners IV L.L.C., which is the general partner of each selling stockholder. Mr. Goswami and Ms. Witt each disclaim beneficial ownership of these shares except to the extent of his or her respective pecuniary interests.

PLAN OF DISTRIBUTION
          The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
          The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through a distribution by a selling stockholder to its partners;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale; and

•	any other manner permitted pursuant to applicable law.
          The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
          In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

          The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
          The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
          The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
          To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
          In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
          We have agreed to indemnify in certain circumstances the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below (and any amendments thereto) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the shares covered by this prospectus is completed; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which incorporates by reference certain sections from our proxy statement filed with the SEC on April 9, 2007, which we also incorporate by reference into this prospectus;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•	our Current Report on Form 8-K, filed with the SEC on July 19, 2007, as amended, and our Current Report on Form 8-K, filed with the SEC on December 28, 2007; and

•	the description of our common stock that is contained under the caption “Description of the Registrant’s Securities to be Registered” in our registration statement on Form 8-A, filed with the SEC on December 12, 2006, including any amendment or report filed for the purposes of updating such description.
          You may obtain copies of these documents by contacting us at the address indicated below or by contacting the SEC as described above under “Where to Find Additional Information.” We will provide a copy of the documents incorporated by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at:
Double-Take Software, Inc.
257 Turnpike Road
Suite 210
Southborough, MA 01772
Attention: Corporate Secretary
(877) 335-5674
WHERE TO FIND ADDITIONAL INFORMATION
          We have filed with the SEC under the Securities Act a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, the registration statement, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement, and the documents incorporated by reference therein. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, or a document incorporated by reference, each statement is qualified in all respects by the exhibit to which the reference relates.

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov.
LEGAL MATTERS
          The legal validity of the shares of common stock offered by this prospectus has been passed upon for Double-Take Software by Hogan & Hartson LLP, Baltimore, Maryland. Hogan & Hartson LLP has in the past provided, and may continue to provide, legal services to ABS Capital Partners and its affiliates. Hogan & Hartson LLP owns a limited partnership interest of less than 1% in ABS Capital Partners IV, L.P., which is a principal stockholder of Double-Take Software.
EXPERTS
          The financial statements of Double-Take Software, Inc. at December 31, 2006 and 2005 and for each of the years in the three year period ended December 31, 2006, and the consolidated financial statement schedule incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, have been so incorporated by reference in reliance on the report of Eisner LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
          The following table sets forth the expenses payable by Double-Take Software, Inc. (the “Registrant”) in connection with the issuance and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee	$1,876
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	75,000
Miscellaneous	3,124

Total	$90,000
Item 15. Indemnification of Directors and Officers
          Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
          Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.
          Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

          Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
          Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
          Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.
          Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
          Certificate of Incorporation. The Registrant’s certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. However, nothing contained in such provision will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit.
          Bylaws. The Registrant’s bylaws provide for the indemnification of the officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. The bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss, including, without limitation, attorneys’ fees, incurred by such person in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be or not opposed to the best interests of the Registrant and had no reason to believe that such person’s conduct was illegal.
          Insurance. The Registrant maintains directors and officers liability insurance, which covers directors and officers of the Registrant against certain claims or liabilities arising out of the performance of their duties.
          Indemnification Agreements. The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Registrant’s certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Registrant’s directors and executive officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by the Registrant or in the Registrant’s right, arising out of such person’s services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provided services at our request.

Item 16. Exhibits

4.01	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.01 of the Company’s Current Report on Form 8-K filed on December 20, 2006).

4.02	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.02 to the Company’s Registration Statement on Form S-1 (File No. 333-136499)).

4.03	Form of certificate representing the common stock, par value $.001 per share, of the Company (incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-1 (File No. 333-136499)).

5.01	Opinion of Hogan & Hartson LLP regarding the validity of the common stock.

23.01	Consent of Eisner LLP.

23.03	Consent of Hogan & Hartson LLP (included in Exhibit 5.01).

24.01	Power of Attorney (included on signature page).
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424,

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant,

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant, and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southborough, Commonwealth of Massachusetts, on January 24, 2008.

DOUBLE-TAKE SOFTWARE, INC.
By:	/s/ Dean Goodermote
Dean Goodermote
President, Chief Executive Officer and Chairman of the Board of Directors (Duly Authorized Officer)

POWER OF ATTORNEY
          Each person whose signature appears below constitutes and appoints Dean Goodermote and S. Craig Huke, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of January 24, 2008 by the following persons in the capacities indicated.

Name	Title

/s/ Dean Goodermote Dean Goodermote	President, Chief Executive Officer, and Chairman of the Board of Directors (Principal Executive Officer)

/s/ S. Craig Huke S. Craig Huke	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Paul Birch Paul Birch	Director

/s/ Ashoke (Bobby) Goswami Ashoke (Bobby) Goswami	Director

Name	Title

/s/ John B. Landry John B. Landry	Director

/s/ Laura L. Witt Laura L. Witt	Director

/s/ John W. Young John W. Young	Director

EXHIBIT INDEX

4.01	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.01 of the Company’s Current Report on Form 8-K filed on December 20, 2006).

4.02	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.02 to the Company’s Registration Statement on Form S-1 (File No. 333-136499)).

4.03	Form of certificate representing the common stock, par value $.001 per share, of the Company (incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-1 (File No. 333-136499)).

5.01	Opinion of Hogan & Hartson LLP regarding the validity of the common stock.

23.01	Consent of Eisner LLP.

23.03	Consent of Hogan & Hartson LLP (included in Exhibit 5.01).

24.01	Power of Attorney (included on signature page).